UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2012

Date of Report (Date of earliest event reported)

STEC, INC.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

(949) 476-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 17, 2012, Manouch Moshayedi, the Chairman of the Board of Directors (the “Board”) of STEC, Inc. (the “Company”) and Chief Executive Officer of the Company, notified the Board that he is stepping down from his positions as Chairman and Chief Executive Officer pending resolution of a civil complaint filed against him by the Securities and Exchange Commission on July 19, 2012 (the “SEC Litigation”). Manouch Moshayedi will remain with the Company, assuming the title of founder and continuing to serve as a member of the Board.

On September 17, 2012, the Board elected Mark Moshayedi, currently the President, Chief Operating Officer and Chief Technical Officer of the Company and a member of the Board, to succeed Manouch Moshayedi as interim Chief Executive Officer. Mark Moshayedi will also continue in his capacity as President. His current annual compensation will not change.

The Board also elected Kevin C. Daly, Ph.D., presently the Board’s lead independent director, to the position of interim Chairman of the Board. Dr. Daly will be compensated for his service as Chairman of the Board in accordance with the Company’s non-employee director compensation policies and practices.

These management changes are effective September 18, 2012 and the Board will decide the interim nature of the changes upon the resolution of the SEC Litigation.

Mark Moshayedi, 50, has served as a director of the Company since March 1992, its Chief Operating Officer and Chief Technical Officer since January 1995, and its President since March 2007. From June 1994 to December 1994, Mark Moshayedi served as the Company’s President of Research and Development. From March 1992 to May 1994, Mark Moshayedi held various positions with STEC, including Senior Vice President. Mark Moshayedi also served as the Company’s Secretary from January 1995 through March 2012. Mark Moshayedi is the brother of Manouch Moshayedi. Mark Moshayedi was not selected as Chief Executive Officer pursuant to any arrangement or understanding with any other person.

Related Party Transactions

As previously reported, Mark Moshayedi has a one-third ownership interest in each of MDC Land Corporation and MDC Land LLC (collectively “MDC”), and he is a director, executive officer and manager of each of these privately held companies. STEC leases from MDC two buildings that serve as the Company’s corporate headquarters. The monthly base rent for each of these buildings during 2011 was approximately $21,000 and $35,000 per month, respectively, which is subject to biennial adjustment based changes in the Consumer Price Index through the expiration of the lease in July 2017. The Company believes that these leases with MDC are on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the potential outcome of the SEC Litigation against Manouch Moshayedi. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this Current Report on Form 8-K are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The information contained in this Current Report on Form 8-K is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

	By:	/s/ Robert M. Saman
Date: September 18, 2012		Robert M. Saman Chief Legal Officer, General Counsel and Secretary